Exhibit 3.3

CERTIFICATE OF FORMATION

OF

MARLIN MIDSTREAM GP, LLC

This Certificate of Formation, dated April 19, 2013, has been duly executed and is filed pursuant to Sections 18-201 and 18-204 of the Delaware Limited Liability Company Act (the “Act”) to form a limited liability company (the “Company”) under the Act.

1. Name. The name of the Company is:

Marlin Midstream GP, LLC

2. Registered Office; Registered Agent. The address of the registered office required to be maintained by Section 18-104 of the Act is:

Corporation Trust Center

1209 Orange Street

Wilmington, Delaware 19801

The name and the address of the registered agent for service of process required to be maintained by Section 18-104 of the Act are:

The Corporation Trust Company

Corporation Trust Center

1209 Orange Street

Wilmington, Delaware 19801

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Formation as of the date first written above.

By: NuDevco Partners, LLC,
as Sole Member

By:	/s/ Terry D. Jones
Terry D. Jones
Authorized Person